UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            CHARTWELL LEISURE INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                                   22-3326054
      (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                   Identification No.)

        605 Third Avenue, 23rd Floor
             New York, New York                                10158
  (Address of principal executive offices)                   (Zip Code)

                 Chartwell Leisure Inc. 1994 Stock Option Plan
                           (Full title of the plan)

                               Richard L. Fisher
                             Chairman of the Board
                          and Chief Executive officer
                         605 Third Avenue, 23rd Floor
                           New York, New York 10158
                    (Name and address of agent for service)

                                (212) 692-1400
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                             Proposed maximum    Proposed maximum       Amount of
                                            Amount to     offering price per  aggregate offering     registration
  Title of securities to be registered    be registered        share(1)            price(1)             fee(1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          60,000         $16.75              $1,005,000          $304.55
                                        ------------------------------------------------------------------------
                                                90,000           9.875                888,750           269.32
                                        ------------------------------------------------------------------------
                                               310,000          10.625              3,293,750           998.11
                                        ------------------------------------------------------------------------
                                               975,000          13.25              12,918,750         3,914.77
                                        ------------------------------------------------------------------------
                                                30,000          16.875                506,250           153.41
                                        ------------------------------------------------------------------------
                                               200,000          16.00               3,200,000           969.70
                                        ------------------------------------------------------------------------
                                               335,000          14.8125            4,962,187.50       1,503.69
----------------------------------------------------------------------------------------------------------------
Total                                        2,000,000                                               $8,113.55
================================================================================================================


(1) Of the shares being registered, 60,000 shares are to be offered at a price of $16.75, 90,000 shares are to be offered at a price of $9.875, 310,000 shares are to be offered at a price of $10.625, 975,000 shares are to be offered at a price of $13.25, 30,000 shares are to be offered at a price of $16.875, 200,000 shares are to be offered at a price of $16.00 and 335,000 shares are to be offered at prices not presently determinable. Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share of such 335,000 shares is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low prices per share of the Registrant's Common Stock reported on The Nasdaq National Market on October 29, 1996, within five business days prior to the date of filing of this Registration Statement.

421311.2

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

            The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the Chartwell Leisure Inc. 1994 Stock Option Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registration Information and Employee Plan Annual Information

            The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the Plan and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

            The following documents, which have been heretofore filed with the Commission by CHARTWELL LEISURE INC., a Delaware corporation formerly known as National Lodging Corp. formerly known as National Gaming Corp. (the "Registrant"), are incorporated by reference in this Registration Statement:

            (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995 (File Number 0-24794) filed with the Commission on April 1, 1996, as amended by the Registrant's annual report on Form 10-K/A filed with the Commission on May 24, 1996, as amended by the Registrant's annual report on Form 10-K/A filed with the Commission on July 3, 1996.

            (b) (i) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996 filed with the Commission on May 15, 1996.

               (ii) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1996 filed with the Commission on August 8, 1996, as amended by the Registrant's quarterly report on Form 10-Q/A filed with the Commission on August 9, 1996.

            (c) (i) The Registrant's current report on Form 8-K, dated January 23, 1996, filed with the Commission on February 7, 1996, as amended by the Registrant's current report on Form 8-K/A filed with the Commission on April 2, 1996, as amended by the Registrant's current report on Form 8-K/A filed with the Commission on July 3, 1996, as amended by the Registrant's current report on Form 8-K/A filed with the Commission on July 9, 1996.

               (ii) The Registrant's current report on Form 8-K, dated October 1, 1996, filed with the Commission on October 15, 1996.

                                      -2-
421311.2

            (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission on September 12, 1994 (File Number 0-24794) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Registrant's Amendment No. 1 to Registration Statement on Form 10/A filed with the Commission on October 21, 1994, as amended by the Registrant's Amendment No. 2 to Registration Statement on Form 10/A filed with the Commission on November 2, 1994.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

            Not applicable.

Item 5.  Interests of Named Experts and Counsel

            Mr. Martin L. Edelman, President and a Director of the Registrant, is also of Counsel to the law firm of Battle Fowler LLP which is rendering the opinion regarding the legality of the securities being registered in this Registration Statement. Mr. Edelman is an optionee under the Plan.

Item 6.  Indemnification of Directors and Officers

            The Registrant is a Delaware corporation. Reference is made to
Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred in connection therewith.

            Reference is also made to Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of

                                      -3-
421311.2
the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

            Articles Ninth and Tenth of the Registrant's Restated Certificate of Incorporation provide for (i) the elimination of personal liability of a director for breach of fiduciary duty to the fullest extent permitted by
Section 102(b)(7) of the DGCL, and (ii) the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL.

            Article Eight of the Registrant's Amended and Restated By-Laws provides for indemnification of officers and directors for actions, suits, or proceedings against such individuals by reason of the fact that such individuals were directors or officers of the Registrant, or were directors or officers of the Registrant serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Furthermore, such officers and directors shall be indemnified by the Registrant for any claim, issue or matter to which such officers and directors have been adjudged to be liable to the Registrant to the extent that a proper court has determined that in view of the circumstances of the case, such officer or director is reasonably entitled to indemnity.

            The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are customary in such insurance policies, against certain liabilities which may be incurred in those capacities.

Item 7.  Exemption from Registration Claimed.

            Not applicable.

Item 8.  Exhibits.

            4.1     Chartwell Leisure Inc. 1994 Stock Option Plan

            5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered

            23.1(a) Consent of Deloitte & Touche LLP

            23.1(b) Consent of Deloitte & Touche LLP

            23.2    Consent of Battle Fowler LLP (contained in Exhibit 5.1)

            23.3    Consent of Price Waterhouse LLP

            24.1    Power of Attorney (contained in the signature pages hereto)


Item 9.  Undertakings.

            (a) The Registrant hereby undertakes:


                                      -4-
421311.2

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      -5-
421311.2

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of October, 1996.

                                      CHARTWELL LEISURE INC.



                                      By:  /s/ Richard L. Fisher
                                           Richard L. Fisher
                                           Chairman of the Board and Chief
                                               Executive Officer



                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Fisher and Martin L. Edelman his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


-------------------------------------------------------------------------------
    Name                        Title                             Date
-------------------------------------------------------------------------------

/s/ Richard L. Fisher     Chairman of the Board and          October 31, 1996
---------------------
Richard L. Fisher         Chief Executive Officer
                           (principal executive officer)
-------------------------------------------------------------------------------

/s/ Martin L. Edelman     Director and President             October 31, 1996
---------------------
Martin L. Edelman


                                      -6-
421311.2

------------------------------------------------------------------------------
    Name                        Title                             Date
------------------------------------------------------------------------------

/s/ Kenneth Weber          Chief Financial Officer     October 31, 1996
----------------------     (principal financial
Kenneth Weber              and accounting officer)
------------------------------------------------------------------------------

/s/ Henry R. Silverman           Director               October 31, 1996
----------------------
Henry R. Silverman
------------------------------------------------------------------------------

/s/ Guido Goldman                Director               October 31, 1996
----------------------
Guido Goldman
------------------------------------------------------------------------------

/s/ Stephen P. Holmes            Director               October 31, 1996
---------------------
Stephen P. Holmes
------------------------------------------------------------------------------

/s/ Michael J. Kennedy           Director               October 31, 1996
----------------------
Michael J. Kennedy
------------------------------------------------------------------------------

/s/ Rachel Robinson              Director               October 31, 1996
----------------------
Rachel Robinson
------------------------------------------------------------------------------

/s/ Marc E. Leland               Director               October 31, 1996
------------------
Marc E. Leland
------------------------------------------------------------------------------


                                      -7-
421311.2

                                 EXHIBIT INDEX

----------------------------------------------------------------------------
Exhibits
----------------------------------------------------------------------------
4.1          Chartwell Leisure Inc. 1994 Stock Option Plan
----------------------------------------------------------------------------
5.1          Opinion of Battle Fowler LLP regarding the legality of the securities being registered
----------------------------------------------------------------------------
23.1(a)      Consent of Deloitte & Touche LLP
----------------------------------------------------------------------------
23.1(b)      Consent of Deloitte & Touche LLP
----------------------------------------------------------------------------
23.2         Consent of Battle Fowler LLP (contained in Exhibit 5.1)
----------------------------------------------------------------------------
23.3         Consent of Price Waterhouse LLP
----------------------------------------------------------------------------
24.1         Power of Attorney (contained in the signature page hereof)
----------------------------------------------------------------------------

                                      -8-
421311.2